Exhibit 5.3

AXIS Capital Holdings Limited

92 Pitts Bay Road

Pembroke HM 08

Bermuda

AXIS Specialty Finance LLC

11680 Great Oaks Way

Suite 500

Alpharetta

GA 30002

Delaware, United States of America

AXIS Specialty Finance PLC

Wilkie Farr & Gallagher

CityPoint

1 Ropemaker Street

London EC2Y 9AW

United Kingdom

(the “Company”, and together with AXIS

Capital Holdings Limited and AXIS

Specialty Finance LLC, the “Addressees” )

22 November 2016

Dear Sirs

Potential Issue and Sale by AXIS Specialty Finance PLC of AXIS Specialty Finance PLC Debt Securities

We refer to the registration statement on Form S-3 (the “Registration Statement”) filed by the Addressees with the United States Securities and Exchange Commission (the “Commission”) on 22 November 2016 under the United States Securities Act of 1933 (the “Securities Act”) and relating to, among other things, the potential issuing and offering for sale of debt securities of the Company (the “AXIS Specialty Finance PLC Debt Securities”).

We have acted as legal advisers to the Company as to certain matters of English law in connection with the preparation, execution and delivery of the Registration Statement and the filing thereof with the Commission under the Securities Act. We have taken instructions solely from the Company.

Headings used in this opinion are for ease of reference only and shall not affect its interpretation.

1.	Documents Examined and Searches

In connection with this opinion we have examined electronic scanned copies of the following documents:

(a)	the certificate of incorporation of the Company, dated 3 January 2014, as obtained from the Companies Registry;

(b)	the trading certificate of the Company, dated 10 January 2014, as obtained from the Companies Registry; and

(c)	the latest articles of association of the Company as filed with the Companies Registry on the incorporation of the Company on 3 January 2014 (the “Articles of Association”).

We have also:

(i)	carried out a company search in respect of the Company at 5.30 p.m. (London time) on 22 November 2016 at the Companies Registry (the “Company Search”); and

(ii)	made a telephone enquiry at 10.30 a.m. (London time) on 21 November 2016 of the Central Registry of Winding Up Petitions at the High Court in London in respect of the Company (the “Winding Up Enquiry” and, together with the Company Search, the “Searches”).

The Company Search revealed no order or resolution for the winding-up of the Company and no notice of appointment in respect of the Company of a liquidator, receiver, administrative receiver or administrator. The Winding Up Enquiry revealed no petition for the winding-up of the Company. These searches and enquiries do not necessarily reveal the up-to-date position and are not conclusive as to whether insolvency proceedings have been commenced against the Company or its assets.

Except as specified above, for the purpose of giving this opinion we have not examined any other documents or records or made any other searches or enquiries relating to the Company, the other Addressees or the transactions contemplated by the Registration Statement.

2.	Applicable Law

This opinion relates only to English domestic law in force and as applied by the courts of England and Wales at the date of this opinion and not to its conflict of laws rules. We have not investigated, and express no opinion concerning, the laws of any jurisdiction other than England and Wales. In particular, we express no opinion on European Union law as it affects a jurisdiction other than England.

This opinion and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it shall be governed by and shall be construed in accordance with English law. This opinion is issued subject to the condition that any person relying on or claiming the benefit of this opinion accepts that the courts of England and Wales have exclusive jurisdiction to hear and determine any action or claim arising out of or in connection with this opinion.

3.	Assumptions

In giving this opinion we have assumed that:

(a)	all signatures, stamps and seals are genuine;

(b)	all documents submitted to us or examined by us as originals are complete, accurate, up-to-date and authentic;

(c)	all documents submitted to us or examined by us as photocopies or facsimile copies or transmitted to us electronically are true and complete copies of original documents which were complete, accurate, up-to-date and authentic;

(d)	no supplement, amendment or waiver has been made to any document submitted to or examined by us;

(e)	the Searches accurately and fully disclosed the up-to-date position of the Company and that there has been no change to its position since the time of those Searches which might affect any of the conclusions stated in this opinion;

(f)	the Company was not insolvent or unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 (or equivalent legislation in its jurisdiction of incorporation or establishment) at the time it filed the Registration Statement and the Company was not or has not become, and will not be or become, as a result of the filing of the Registration Statement or the transactions contemplated by it, insolvent or unable to pay its debts within the meaning of that section; and

(g)	no application has been made or petition presented to a court, no order has been made, the Company has not given notice or passed any resolution and no other step has been taken by any person to liquidate or wind up the Company or to commence any other bankruptcy, administration or insolvency proceeding relating to the Company or appoint a receiver, administrative receiver, administrator, liquidator or like officer in respect of it or any of its assets and no voluntary arrangement has been proposed or moratorium obtained in respect of the Company (or in any such case any analogous act in any other applicable jurisdiction).

4.	Opinion

Based on and subject to the foregoing and to the qualifications and limitations set out in paragraph 5 (Qualifications and Limitations) and to any matters not disclosed to us, we are of the opinion that the Company has been duly incorporated and validly existing under the laws of England and Wales, with full power, authority and capacity to carry on its business and own its properties within any limits stated in the Articles of Association.

This opinion is limited to the matters expressly stated in this paragraph 4 (Opinion) above and does not extend to any other matter.

5.	Qualifications and Limitations

This opinion is qualified and limited by and subject to the following:

(a)	It is our experience that the Searches may be unreliable.

(i)	The Company Search referred to above is not conclusively capable of revealing whether or not:

A.	a winding up order has been made or a resolution passed for the winding up of a company; or

B.	an administration order has been made; or

C.	a receiver, administrative receiver, administrator or liquidator has been appointed; or

D.	a mortgage or charge has been created by a company,

as notice of these matters may not be filed with the Registrar of Companies immediately (and as there is a lapse of time between filing of a matter with the Registrar of Companies and particulars of the matter being available for retrieval through the Companies House search function, searches may not always reveal filed matters), nor is it capable of revealing, before the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented.

(ii)	The Winding up Enquiry referred to above relates only to a compulsory winding up, and not a voluntary winding up, and is not conclusively capable of revealing whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period six months prior to the date when the enquiry was made.

6.	Reliance

This opinion is given solely for the benefit of the Addressees in connection with the Registration Statement.

This opinion and its contents may not be relied upon by or disclosed to any other person or be quoted or made public in any way without our prior written consent, except that we hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

We do not undertake or accept any obligation to update this opinion to reflect subsequent changes in English law, or to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Yours faithfully,

/s/ Simpson Thacher & Bartlett LLP

Simpson Thacher & Bartlett LLP

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